EXECUTION COPY
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                             SHARE PLEDGE AGREEMENT

                                     between

                                  TRIVENTURA AG

                                   as pledgor

                                       and

                                DEUTSCHE BANK AG

                                   as pledgee

                                    regarding

                          the pledge of shares in Astra

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

                                    CONTENTS

CLAUSE                                                                      PAGE

RECITALS.......................................................................3
1.   DEFINITIONS AND INTERPRETATION............................................3
2.   PLEDGE AND PLEDGORS' OBLIGATIONS..........................................6
3.   DIVIDEND..................................................................7
4.   VOTING RIGHTS.............................................................8
5.   FURTHER UNDERTAKINGS OF THE PLEDGOR.......................................8
6.   APPLICATION OF PROCEEDS...................................................8
7.   ENFORCEMENT...............................................................9
8.   CONTINUING SECURITY; RELEASE OF THE PLEDGED ASSETS.......................10
9.   REPRESENTATIONS AND WARRANTIES...........................................10
10.  FURTHER ASSURANCES OF THE PLEDGOR........................................11
11.  NO ASSIGNMENT OR TRANSFER................................................12
12.  EFFECTIVENESS OF COLLATERAL; DISCHARGE OF SECURED DEBT...................12
13.  POWER OF ATTORNEY AND NOTICES............................................12
14.  EXCULPATION..............................................................13
15.  EXPENSES AND TAXES.......................................................13
16.  CURRENCY CONVERSION......................................................13
17.  SEVERABILITY.............................................................13
18.  WAIVERS AND MODIFICATIONS................................................14
19.  COUNTERPARTS.............................................................14
20.  LAW AND JURISDICTION.....................................................14
SIGNATORIES...................................................................16


ANNEXES
Annex 1.0:    Details of Pledgors' Participation in Astra.....................15

                                                                            2/16
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THIS AGREEMENT (the "Agreement") is made BETWEEN:

1. Triventura AG, c/o Schatti + Partner AG, Zugerstrasse 76b, 6340 Baar, as pledgor;

     (the "Pledgor" or "Triventura" as the case may be);

2. Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, as pledgee ("DB" or the " Pledgee", as the case may be).

RECITALS

(A) Triventura and DB have entered into a Bilateral Equity Linked Contract in respect of Shares (as defined below) dated as of 8 November 2006 (the "Contract").

(B) The Pledgor has agreed to secure Triventura's obligations under the Finance Documents (as defined below) by way of pledge of the Shares held in an account with the Pledgee.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

          (a) "Account" means the bank account opened by the Pledgor with the Pledgee as further specified in Annex 1.0.

          (b) "Account Pledge Agreement" means the account pledge agreement dated on or about the day hereof between the Pledgor as pledgor and DB as pledgee regarding the pledge of a certain account held by the Pledgor.

          (c)  "Astra" means Adecco S.A., Cheserex (CH).

          (d)  "Call Option" means the call option granted to the Pledgee under
               Schedule 1 Condition 2 of the Contract.

          (e) "Collateral Rights" means all rights, powers and remedies of the Pledgee provided by this Agreement or by law.

          (f) "Custody Agreement" means the custody agreement dated 27 June 2006 and a side letter thereto dated 17 November 2006 between the Pledgor and DB.

                                                                            3/16

          (g) "Dividends" means all dividend payments relating to the Shares resolved by a shareholders' meeting of Astra and effected by Astra whether in cash or in the form of additional shares in Astra (stock dividend) or in any other form.

          (h) "Enforcement" means the foreclosure or any other kind of realisation of the Pledged Assets.

          (i) "Event of Default" means an Event of Default as defined in the Contract.

          (j) "Finance Documents" means the Contract, the Custody Agreement, the Account Pledge Agreement, this Agreement and any other agreement designated as such by the parties.

          (k)  "Fixed Amount" has the meaning given to it in the Contract.

          (l) "including" means "including without limitation", not delimiting the term(s) to which the word relates to the example(s) thereafter mentioned.

          (m) "Number of Outstanding Units" has the meaning given to it in the Contract.

          (n) "Pledge" means a pledge pursuant to Art. 899 et seq. of the Swiss Federal Civil Code over the Pledged Assets in accordance with the terms of this Agreement.

          (o) "Pledged Assets" means the Shares, Dividends and Related Assets or any other security or asset that is to be or will be pledged to the Pledgee under this Agreement.

          (p) "Related Assets" means, except for Dividends, all monies payable in respect of the Shares, including, without limitation repayments of the nominal value of the Shares and all other rights, benefits and proceeds in respect of or derived from the Shares (whether by way of redemption, subscription rights, bonus shares, preference, option, substitution, conversion or otherwise).

          (q) "Relevant Proportion" means, in relation to any release of Pledged Assets pursuant to Clause 8(c) upon an exercise of the Call Option, the proportion which the number of Units (as defined in the Contract) the subject of such exercise bears to the Number of Outstanding Units (as defined in the Contract) immediately prior to such exercise.

          (r) "Secured Debt" means any and all present and future obligations and liabilities of any nature (whether actual or contingent, matured, liquidated or unliquidated and whether owed jointly or severally and whether as principal or

                                                                            4/16
               surety or in any other capacity whatsoever) of the Pledgor due, owing or incurred under or in connection with the Finance Documents (or any of them) to the Pledgee or any receiver (including, without limitation, under any amendments, supplements or restatements of any of the Finance Documents) in any currency or currencies, in each case together with all interest accruing thereon whether before or after judgment, and all costs, charges and expenses incurred by the Pledgee in connection with the protection, preservation or Enforcement of its respective rights under the Finance Documents or any other document evidencing or securing any such liabilities.

          (s) "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having the effect of Security.

          (t) "Shares" means (i) the shares in Astra now and hereinafter held by the Pledgor in the Account during the lifetime of this Agreement and (ii) all shares or other interests whatsoever which may be substituted for the Shares whether by operation of law or otherwise (including, without limitation, any share split or consolidation) now or hereafter and (iii) any further shares (including stock dividends) or other rights that will be issued to the Pledgor by Astra in respect of or derived from the Shares.

1.2  INTERPRETATION

     In this Agreement:

          (a) references to any person includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, (whether or not having separate legal personality), as well as to any of its successors, permitted assignees and transferees;

          (b) references to any agreement or document are references to that agreement or document as substituted, novated, supplemented, amended or changed (however fundamental, including, without limitation, accessions and changes to any facility provided or increases in their maximum amount), from time to time, in accordance with its terms but excluding for this purpose any amendment, variation, supplement or modification which is contrary to any provision of the Finance Documents;

          (c) references to Clauses and Annexes are references to, respectively, clauses of and annexes to this Agreement; and

          (d) words importing the plural shall include the singular and vice versa.

                                                                            5/16

2.   PLEDGE AND PLEDGORS' OBLIGATIONS

2.1  UNDERTAKING TO PLEDGE

     The Pledgor agrees (i) to pledge to the Pledgee all Shares now or hereafter owned by it together with all Dividends and (to the extent legally permitted) Related Assets in respect of or derived from such Shares, including as at the date hereof, as continuing security for the Secured Debt until such time as the Secured Debt has been paid and discharged in full, and no further Secured Debt is capable of arising as further set out in Clause 8 and, therefore, (ii) to effect this Pledge on the date hereof and (iii) to deposit such Shares in the Account.

2.2  EFFECTING OF THE PLEDGE

     For the purposes of effecting the Pledge under Clause 2.1, the Pledgor hereby pledges to the Pledgee the Shares, Dividends and (to the extent legally permitted) Related Assets in respect of, or derived from, the Shares. The Pledgee hereby accepts the Pledge. The number of Shares pledged pursuant to Clause 2.1 and this Clause 2.2 at signing of this Agreement is set out in Annex 1.0. The Pledgee shall have the right, but not the obligation, to notify Astra of the Pledge.

2.3  RELATED ASSETS AND CERTIFICATION OF SHARES

          (a) The Pledgor shall, promptly upon the accrual, offer or issue and after receipt of any Related Assets (in the form of shares, warrants, subscription rights, participation rights or other securities) or new Shares to which the Pledgor is or will be entitled, procure the delivery thereof to the Pledgee, including all certificates and other documents (if any) representing such new Shares or Related Assets, in the case of registered shares in certificated form duly endorsed in blank.

          (b) The Pledgor hereby assigns the right to request delivery of certificates representing the Shares to the Pledgee and undertakes to perform all acts requested by the Pledgee to validly pledge the certificates in favour of the Pledgee, including, without limitation, to duly endorse such certificates in blank.

2.4  SALE OF SHARES FOLLOWING ADJUSTMENT OF COLLATERAL

     In case of an adjustment to the Exchange Property (as defined in the Contract) pursuant to Clause 2(d)(ii) of Schedule 2 of the Contract the Pledgor may by notice in writing require that the Pledgee release and sell on the Pledgor's behalf such number of Shares (including

                                                                            6/16

     Related Assets) in order to apply the proceeds of such sale (the "Sale Proceeds") for the payment by Triventura of a Fixed Amount under the Contract; provided, however, that1 the proceeds of such sale shall be pledged under the Account Pledge Agreement. Following receipt of such request; the Pledgee shall (a) determine the appropriate number of Shares (including Related Assets) to be sold; (b) realize such Shares (including Related Assets) for the account of the Pledgor; (c) appropriate for its account the amount payable for the Fixed Amount in and towards satisfaction of the Pledgor's obligation to pay such Fixed Amount when due and (d) deposit the proceeds exceeding such Fixed Amount (if any) in the account being subject to the Account Pledge Agreement.

2.5  CORPORATE APPROVALS

     On the date of this Agreement, the Pledgor has furnished to the Pledgee:.

          (a) a copy of the resolutions of the board of directors of the Pledgor by which:

               (i) the terms of and the transactions contemplated by this Agreement as well as the execution, delivery and performance of this Agreement are acknowledged and approved; and

               (ii) a specified person or persons are authorised to conclude the negotiations, sign, execute and perform this Agreement and to conclude the negotiations, sign, execute and/or dispatch all documents and notices to be signed and/or dispatched in connection with this Agreement.

          (b) a certified copy of its articles of association and a certified extract from the commercial register, each of recent date.

3.   DIVIDEND

3.1  DIVIDENDS

     Unless and until an Event of Default has occurred, the Pledgor shall be entitled to receive and retain all Dividends and Related Assets (other than those referred to in Clause 2.3), subject at all times to the terms and conditions of the Account Pledge Agreement. Following the occurrence of an Event of Default, only the Pledgee shall be entitled to receive and retain any Dividends and/or Related Assets and in such case, the Dividends or Related Assets shall form part of the proceeds to be applied in accordance with Clause 6 hereof.

                                                                            7/16

4.   VOTING RIGHTS

          (a) The voting rights in relation to the Shares shall remain exclusively with the Pledgor until their transfer to an acquirer in the course of Enforcement. The Pledgee shall not be entitled to exercise voting rights in relation to the Shares be it by way of power of attorney or otherwise.

          (b) The Pledgor shall promptly send copies to the Pledgee of all shareholders' notices and resolutions obtained by the Pledgor from Astra in connection with the Shares, Dividends and Related Assets.

          (c) The Pledgee shall, promptly upon becoming aware thereof, inform the Pledgor of any change of ownership in the Shares as a result of Enforcement. The Pledgee is aware that the Pledgor may be subject to regulatory obligations to make disclosure in respect of any such changes of ownership within statutory deadlines.

5.   FURTHER UNDERTAKINGS OF THE PLEDGOR

          (a) Except with the Pledgee's prior written consent, the Pledgor shall not enter into any legal instrument relating to, or granting any lien, encumbrance, charge or other third party right over, or dispose of, deal with or assign the Pledged Assets or take any other action with respect to the Pledged Assets.

          (b) The Pledgor shall notify the Pledgee of any occurrence which is likely to have a material adverse effect on or cause a decrease in value of the Pledged Assets in order to allow the Pledgee to effectively ensure that the value of the Pledged Assets and validity of the security interest created pursuant to this Agreement is maintained, provided, however, that the Pledgor shall in no event have an obligation to disclose non-public information relating to Astra to the Pledgee.

6.   APPLICATION OF PROCEEDS

     Any proceeds received hereunder by the Pledgee, after the security hereby constituted shall have become enforceable, in particular any proceeds received under Clause 7, shall be applied in accordance with the following order: (a) cost and expenses owed by the Pledgor under the Finance Documents, (b) fees owed by the Pledgor to the Pledgee under the Finance Documents, (c) unpaid (default) interest due under the Finance Documents and (d) any other debt due under the Finance Documents, in each case to the extent that they constitute Secured Debt.

                                                                            8/16

7.   ENFORCEMENT

          (a) Upon the occurrence of an Event of Default, the Pledgee or any such other institution instructed by the Pledgee for this purpose, shall without any further prior notice or communication to the Pledgor be entitled, at its discretion, to:

               (i) effect Enforcement by either (1) private realisation (Private Verwertung, including, without limitation, self-sale (Selbsteintritt)) of Pledged Assets or (2) enforcement proceedings pursuant to the Swiss Federal Statute on Debt Collection and Bankruptcy under the exclusion of Art. 41 of the Swiss Federal Statute on Debt Collection and Bankruptcy (waiver of the beneficium excussionis realis) and the parties hereto agree in advance that a "Freihandverkauf" shall be admissible;

               (ii) act as Pledgee contracting in its own name and in the name or for the account of third persons in private or official Enforcement;

               (iii)apply all Dividends and other monies arising from the
                    Shares or Related Assets as though they were the proceeds of sale under this Agreement; and

               (iv) (1) notify, or request the Pledgor to notify (who hereby undertakes to do so), Astra of the transfer of the Shares and (2) request, or request the Pledgor to request Astra to register any acquirer of the Shares who acquires the Shares in the course of Enforcement of the Pledge in the shareholders' register as shareholder with respect to the Shares.

          (b) Failure by the Pledgee to sell Pledged Assets or to exercise any right or remedy including, but not limited to, the acceptance of partial or delinquent payments, shall not result in any liability of the Pledgee and shall not prejudice any of the rights the Pledgee may have under this Agreement or the Finance Documents or be a waiver of any obligation of the Pledgor hereunder and/or thereunder.

          (c) Notwithstanding previous sales or transfers of Pledged Assets without formality or notice, the Pledgee retains the right at all times to take any measure it deems necessary or appropriate in accordance with the Swiss Federal Statute on Debt Collection and Bankruptcy.

          (d) The Pledgor agrees that Pledgee can instruct a third party to conduct the Enforcement of the Pledge for its account.

                                                                            9/16

8.   CONTINUING SECURITY; RELEASE OF THE PLEDGED ASSETS

          (a) The Pledge constitutes a continuing security interest. The security created hereby shall only terminate and the Pledgee shall, subject to Clause 2.4 and to this Clause 8, only be obliged to release the Pledged Assets or the remainder thereof if and once the Pledgee is satisfied that all the Secured Debt has been irrevocably paid in full and that all the agreements which might give rise to Secured Debt have been terminated.

          (b) Any Pledged Assets to be returned pursuant to the preceding paragraph upon termination of this Agreement shall be delivered net of any transfer taxes or other expenses in connection with such return or release. Neither the Pledgee will make or shall be deemed to have made any representation or warranty, whether express or implied, with respect to any Pledged Assets so delivered, except that any such Pledged Assets shall be delivered to the Pledgor free and clear of any third party right granted by the Pledgee.

          (c) Upon each exercise of the Call Option, the number of Shares subject to the Pledge under this Agreement shall be reduced by a number of Shares equal to the Relevant Proportion of the Shares constituting the Pledged Assets as of the date of such exercise and the Pledgee shall release such number of Shares from the Pledge and out of such Shares (i) appropriate for its own account such number of Shares as are deliverable to it under the Contract following such exercise of the Call Option and (ii) deliver the balance to or to the order of the Pledgor.

          (d) The Pledgor hereby authorizes and instructs the Pledgee to apply all or any part of the Pledged Assets in or towards satisfaction of Triventura's delivery or payment obligations under the Contract in respect of its termination on the Maturity Date or the Regulatory Termination Date (as the case may be), and the Pledgee agrees that it shall so apply such Pledged Assets in accordance with this Clause 8(d).

9.   REPRESENTATIONS AND WARRANTIES

     Without prejudice and in addition to the representations and warranties under the Contract, which are incorporated herein by way of reference, the Pledgor represents and warrants to the Pledgee and undertakes during the subsistence of this Agreement as follows:

          (a) The Pledgor is, and will be, the sole, absolute legal and beneficial owner of its Pledged Assets and the Pledged Assets are and will continue to be free and clear of any Security (except as created under this Agreement) and/or any restriction on the ability to transfer or realise all or any part of the Pledged Assets.

                                                                           10/16

          (b) All necessary governmental and other consents, approvals, licenses and authorisations to enable it to enter into this Agreement have been obtained and are, and will remain, in full force and effect.

          (c) All Shares owned by it have been validly issued and are fully paid-in, in book-entry form only and not represented by certificates, except in case of an exercise by the Pledgee of the right assigned pursuant to Clause 2.3(b).

          (d)  Annex 1.0 is accurate and complete.

          (e) The Pledgor has, and will have, the necessary power to enable it to enter into and perform its obligations under this Agreement and all consents, approvals, and authorisations have been obtained and corporate resolutions passed to make the Pledges valid, binding and enforceable in accordance with the terms of this Agreement.

          (f) The resolutions and corporate documents delivered in accordance with Clause 2.5 relating to it are correct, complete and in full force and effect as at the date hereof.

          (g) The obligations expressed to be assumed by the Pledgor under this Agreement are legal, valid, direct and unconditional obligations binding on it and enforceable against it in accordance with the terms thereof and that the Pledge constituted by this Agreement complies with the Articles of Association of Astra.

          (h) It is not necessary that (i) the Agreement be filed, recorded or enrolled with any court or other authority or (ii) any stamp, registration or similar tax be paid on or in relation to the Agreement.

10.  FURTHER ASSURANCES OF THE PLEDGOR

          (a) The Pledgor shall promptly do all things (including the delivery, transfer, assignment or payment of all or part of the Pledged Assets to the Pledgee or its nominee(s), and any consent as may be required from it for the entry into the shareholders' register) and execute all documents that are required or expedient for the purpose of the exercise of Collateral Rights or securing or perfecting the Pledge.

          (b) The Pledgor undertakes to enter into and procure the perfection of additional pledge agreements, if and to the extent that a Pledge of certain Related Assets requires as a matter of law, the execution and perfection of a specific pledge agreement and/or any other action for such certain Related Assets.

                                                                           11/16

          (c) Upon the occurrence of an Event of Default, the Pledgor shall, upon demand from the Pledgee, execute all documents and do all other things that the Pledgee may require to facilitate the Enforcement.

          (d) The Pledgor undertakes to indemnify the Pledgee for any prejudice it may suffer as a result of the Pledgor's non-performance and/or breach of any terms, covenants or obligations under this Agreement and keep the Pledgee indemnified against and harmless from any and all losses, liabilities, costs and expenses incurred under or in connection with this Agreement or its Enforcement as a result of such non-performance or breach.

11.  NO ASSIGNMENT OR TRANSFER

     The rights and obligations of the Pledgor and the Pledgee under this Agreement may not be assigned or transferred except for assignments and transfers by the Pledgee upon prior written notice to the Pledgor, which shall be given as soon as reasonably practicable but in any case not later than 20 calendar days before such assignment or transfer, to any other entity belonging to the Deutsche Bank Group, Sonata Securites SA, Bluebird Securities SA and/or any other securitization vehicle established under Luxembourg law and designated by DB from time to time, provided, however, that such assignment can not be effected without the prior consent of the Pledgor if supported by an opinion of legal counsel or tax advisor the Pledgor informs the Pledgee that such assignment would be materially adverse to the interests of the Pledgor.

12.  EFFECTIVENESS OF COLLATERAL; DISCHARGE OF SECURED DEBT

     The collateral constituted by this Agreement and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Pledgee may at any time hold for the Secured Debt or any rights, powers and remedies provided by law.

13.  POWER OF ATTORNEY AND NOTICES

          (a) The Pledgor authorises the Pledgee to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including to transfer Shares to an acquirer) and do all things that the Pledgee may consider to be requisite for carrying out any obligation imposed on the Pledgor under this Agreement or exercising any of the rights conferred on the Pledgee by this Agreement or by law, in particular in connection with a private realisation (Private Verwertung, including, without limitation, self-sale (Selbsteintritt)) provided that as long as no Event of Default has been declared the Pledgee agrees not to take any such step unless the Pledgee would have the right under this Agreement to request the Pledgor to take such step and the Pledgor has failed to take such step within 10 Business Days (as de-

                                                                           12/16
               fined in the Contract) upon being notified of that failure and being requested to comply.

          (b) Any notices by the Pledgee to the Pledgor under this Agreement shall be sent by fax to Triventura AG, P..O. Box, 8034 Zurich, fax nr. +41 44 388 6178, or to such other fax number as the Pledgor may designate for such purposes from time to time.

14.  EXCULPATION

     The Pledgee shall not be liable for any breach of this Agreement except in the case of gross negligence or willful default upon its part. In particular, the Pledgee shall not be liable by reason of (a) taking or not taking any action under this Agreement or exercising any Collateral Right,
     (b) any neglect or default in connection with the Pledged Assets, or (c) the Enforcement or collection of all or any part of the Pledged Assets, except in case of proven wilful misconduct and gross negligence.

15.  EXPENSES AND TAXES

     Each party shall bear the registration costs and stamp duties or other duties incurred by it in connection with the execution and perfection of the Pledge. In the event of an Enforcement of the Pledge hereby constituted or the exercise of any Collateral Right, the Pledgor shall reimburse and indemnify the Pledgee for any costs and expenses incurred by it. Any transfer or stamp duty taxes, including, without limitation Swiss Securities Transfer and Stamp Duty Tax, incurred in connection with the sale of the Shares shall be borne and indemnified by the Pledgor.

16.  CURRENCY CONVERSION

     For the purpose of or pending the discharge of any of the Secured Debt, the Pledgee may convert any money received, recovered or realised or subject to application by it under this Agreement from one currency to Swiss Francs. Any such conversion shall be effected at the Pledgee's spot rate of exchange for the time being for obtaining such other currency with the first currency.

17.  SEVERABILITY

     If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, this shall not affect or impair (i) the validity or enforceability in that jurisdiction of any other provision of this Agreement or (ii) the validity or enforceability in any other jurisdiction of that or any other provision of this Agreement, and the parties will negotiate in good faith to replace the relevant provision by another provision reflecting as closely as possible the original intention and purpose of the parties.

                                                                           13/16

18.  WAIVERS AND MODIFICATIONS

          (a) No failure on the part of the Pledgee to exercise, or delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of a Collateral Right preclude any further or other exercise of that or any other Collateral Right.

          (b) This Agreement may be terminated, amended or modified only specifically and in writing.

          (c) If a change in law, including due to the ratification and entry into force or unilateral adaptation into national law of the Convention of 6 July 2006 on the Law Applicable to certain Rights in Respect of Securities Held with an Intermediary, adversely affects or otherwise impairs the Pledgee's interests or rights contemplated by this Agreement, the parties will negotiate in good faith, execute and deliver as soon as practicable a replacement or amendment of this Agreement by another agreement or provisions reflecting as closely as possible the original intention and purpose of the parties.

19.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

20.  LAW AND JURISDICTION

          (a) This Agreement shall in all respects, including, without limitation, all the rights in rem aspects, be governed by, and construed in accordance with, the substantive laws of Switzerland.

          If and to the extent that the choice of the substantive laws of Switzerland is not recognized by the relevant court, this Agreement shall be governed by, and construed in accordance with, the substantive laws of the Federal Republic of Germany.

          (b) Each party submits to the exclusive jurisdiction of the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zurich), Switzerland, venue being Zurich 1, with the right to appeal to the Swiss Federal Court (Eidgenossisches Bundesgericht) in Lausanne as provided by law, whose judgment shall be final, for all purposes relating to this Agreement. The Pledgee reserves the right to bring an action against the Pledgor at its place of domicile or before any other competent court.

                                                                           14/16

ANNEX 1.0: DETAILS OF PLEDGORS' PARTICIPATION IN ASTRA

Number of Shares: 12,000,000

Bank Account Number with Pledgee: [Deleted from this filing]

                                                                           15/16

                                   SIGNATORIES

THE PLEDGOR


Date: 8.11.2006                       TRIVENTURA AG

                                      /s/ Markus Fiechter
                                      --------------------
                                      Name:  Markus Fiechter


                                      /s/ Conrad Meyer
                                      --------------------
                                      Name:  Conrad Meyer

THE PLEDGEE:


Date: 14.11.2006                      DEUTSCHE BANK AG


                                      /s/ Pierre-Alexis Renaudin
                                      ------------------------------
                                      Name:  Pierre-Alexis Renaudin


                                      /s/ Gavan Gravesen
                                      ------------------------------
                                      Name:  Gavan Gravesen

                                                                           16/16